EXHIBIT 99.1

AppSwarm Announces Agreement with Renavotio, Inc. (OTCQB:RIII) for Infrastructure and Smart City Development

Tulsa, OK, Nov. 10, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- AppSwarm, Corp. (OTC: SWRM), a software development company and aggregator of mobile applications, announces a memorandum of understanding (MOU) with Renavotio, Inc. (OTCQB: RIII), an infrastructure investment company focused on opportunities, including 5G, ISP, utility construction and management.

Appswarm announces its binding memorandum of understanding with Renavotio, Inc. to explore collaborations focused on new opportunities, including 5G, ISP, utility construction, smart city development, Internet of Things (IoT), drone technology, blockchain utilization, and aerospace related industries.

Founded in 1962, Utility Management and Construction, LLC  (UMCCO), a wholly owned subsidiary of Renavotio, Inc., is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users.

UMCCO incorporates Subsurface Utility Engineering (SUE) that is used to map and maintain underground utility infrastructure, and Telecom engineering services and 5G installation.

Christopher Bailey, the CEO of AppSwarm, Corp., commented, "We are very excited to announce Renavotio as one of our new partners at TulsaLabs. Their years of experience in infrastructure design, maintenance, and construction within Tulsa and surrounding regions makes them a perfect partner in finding creative ways to help build out next generation solutions for cities and underserved rural areas.”

For updates on this project please register at https://tulsalabs.io/investors/

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, the internet of all things, “(IoT”), water, waste management technology, and related industries. The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com.

To receive Renavotio updates via e-mail, subscribe at https://renavotio.com/contact/

Renavotio is on Twitter. Sign up to follow @Renavotio at http://twitter.com/Renavotio.

About APPSWARM

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AppSwarm is a technology company specializing in accelerated development and publishing of mobile apps and other software platforms for gaming and business applications and seeks to acquire symmetric business opportunities. AppSwarm partners with and assists other development firms in technology development, business management, and funding needs.

For more information, visit us at www.app-swarm.com or follow us on www.facebook.com/AppSwarm Twitter https://twitter.com/AppSwarm or Instagram https://www.instagram.com/appswarm/

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including, but not limited to, statements relating to the Company’s opportunities with respect to passage of the Infrastructure bill. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contacts:

AppSwarm, Corp.
888-886-8583
info@app-swarm.com

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email: brobinson@renavotio.com
Telephone: 1-888-928-1312

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